Exhibit 3.48

                            ARTICLES OF ORGANIZATION
                                       OF
                              HARFORD DURACOOL, LLC


          The undersigned does hereby organize a limited liability company under Chapter 183 of the Wisconsin Statutes as follows:

                                   ARTICLE I

                                      NAME

          The name of the limited liability company is Harford Duracool, LLC.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

          The street address of the initial registered office of the limited liability company is 500 South 16th Street, Manitowoc, Wisconsin 54221 and the name of the registered agent at such office is Maurice D. Jones.

                                  ARTICLE III

                                   MANAGEMENT

          Management of the limited liability company shall be vested in its member(s).

                                   ARTICLE IV

                                    ORGANIZER

          The name and address of the organizer is Charles M. Weber, Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202-4497.